UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2011

Analysts International Corporation

(Exact name of registrant as specified in its charter)

MN	1-33981	41-0905408
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 835-5900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On February 23, 2011, Analysts International Corporation (the “Company”) entered into an amendment (the “Amendment”) to its Credit and Security Agreement (the “Amended Credit Facility”) with Wells Fargo Bank, National Association (“Wells Fargo”) pursuant to which the interest rate on future borrowings and the unused line were reduced, the maturity date was extended until September 30, 2014, and certain financial covenants were made less restrictive.

Under the Amended Credit Facility, Wells Fargo will continue to advance up to $15.0 million to the Company for working capital purposes and to facilitate the issuance of letters of credit.  The total amount available for borrowing under the Amended Credit Facility will fluctuate based on the Company’s level of eligible accounts receivable.

The Amended Credit Facility carries an interest rate equal to the Three-month LIBOR rate plus 1.50% - 2.50% depending on the Company’s operating results.  The annual unused line fee varies between 0.25% and 0.375%, depending on the Company’s operating results, and is based on the daily average unused amount.  The maturity date of the Amended Credit Facility is September 30, 2014 and may be terminated or reduced by the Company on 90 days notice in exchange for a termination fee of 1.0% of the maximum line amount or reduction of the maximum line amount through September 30, 2011, 0.50% of such amount thereafter until September 30, 2012, 0.25% of such amount thereafter until September 30, 2013 and no fee in the final year.  Borrowings under the Amended Credit Facility are secured by all of the Company’s assets.

The Amended Credit Facility requires the Company to meet certain levels of year-to-date earnings before taxes.  The Amended Credit Facility limits the Company’s annual capital expenditures to $2.0 million and contains customary affirmative covenants, including covenants regarding annual, quarterly and projected financial reporting requirements, collateral and insurance maintenance, and compliance with applicable laws and regulations.  Further, the facility contains customary negative covenants limiting the ability of the Company to grant liens, incur indebtedness, make investments, repurchase Company stock, create new subsidiaries, sell assets or engage in any change of control transaction without the consent of Wells Fargo.

Upon an event of default, Wells Fargo may terminate the facility or declare the entire amount outstanding under the facility to be immediately due and payable and exercise other rights under the agreement.  The events of default under the facility include, among other things, payment defaults, breaches of covenants, a change in control of the Company and bankruptcy events.

The foregoing summary does not purport to be a complete description of the terms of the Amended Credit Facility and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and to the Credit and Security Agreement, a copy of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 5, 2009.

Item 2.02               Results of Operations and Financial Condition.

On February 24, 2011, the Company issued a press release announcing its financial results for the fourth quarter and the fiscal year ended January 1, 2011.  The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.

Item 9.01                                             Financial Statements and Exhibits

(d)                                           Exhibits.

Exhibit Number	Description

10.1	First Amendment to Credit and Security Agreement with Wells Fargo Bank, National Association, dated February 23, 2011.

99.1	Press Release entitled “Analysts International Corporation Reports Fourth Quarter and Fiscal Year 2010 Financial Results,” dated February 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 24, 2011	ANALYSTS INTERNATIONAL CORPORATION

/s/ Randy W. Strobel
Randy W. Strobel
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to Credit and Security Agreement with Wells Fargo Bank, National Association, dated February 23,
99.1	Press release entitled, “Analysts International Corporation Reports Fourth Quarter and Fiscal Year 2010 Financial Results,” dated February 24, 2011.